Exhibit 99.3

                            PRO FORMA FINANCIAL DATA
                                   (unaudited)

      The following unaudited pro forma statements of operations for the twelve months ended June 30, 2000 reflect the historical accounts of the Registrant for that period, adjusted to give pro forma effect to the Safe Passage acquisition as if the transaction had occurred at the beginning of the period presented.

      The following unaudited pro forma balance sheet as of June 30, 2000 reflects the historical accounts of the Registrant as of that date adjusted to give pro forma effect to the Safe Passage acquisition as if the transaction had occurred as of June 30, 2000.

      The pro forma financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes included in the Registrant's 2000 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission (the "Commission"), and the Form 10-Q for the quarter ended September 30, 2000 previously filed with the Commission. The Registrant believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Registrant's financial condition or results of operations had the Safe Passage acquisition been consummated on the dates assumed and are not intended to project the Registrant's financial condition on any future date or results of operations for any future period.


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

                        PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2000
                    (dollars in thousands, except share data)
                                   (unaudited)

                                                                          Pro Forma
                                                       Historical        Adjustments            Pro Forma
                                                      -----------        -----------           -----------
Net sales .....................................       $     6,713        $     1,953(1)        $     8,666
Cost of goods sold ............................             3,775                132(1)              3,907
                                                      -----------        -----------           -----------

      Gross  Profit ...........................             2,938              1,821                 4,759
                                                      -----------        -----------           -----------

Operating Expenses:
      Selling .................................               454                 --                   454
      General and administrative ..............             1,714              1,526(1)              3,240
      Goodwill amortization ...................               228                302(2)                530
                                                      -----------        -----------           -----------
      Operating income ........................               542                 (7)                  535

 Other income (expense):
 Investment and interest income ...............               337               (102)(3)               235
 Interest expense .............................              (174)               (21)(1)              (195)
                                                      -----------        -----------           -----------

      Income (loss) from operations
      before income taxes and minority
      interest ................................               705               (130)                  575

Provision for income taxes ....................                31                 22(4)                 53
                                                      -----------        -----------           -----------

       Income (loss) from operations
       before minority interest ...............               674               (152)                  522

 Minority interest ............................                --                (50)(5)               (50)
                                                      -----------        -----------           -----------

       Net income (loss) ......................               674               (202)                  472

Preferred dividends ...........................               109                 --                   109
                                                      -----------        -----------           -----------

       Income (loss) from operations
       available to common shareholders .......       $       565        $      (202)          $       363
                                                      -----------        -----------           -----------

Income per share:
Basic .........................................       $       .39                              $       .25
                                                      -----------                              -----------
Diluted .......................................       $       .37                              $       .25
                                                      -----------                              -----------

Weighted average shares:
Basic .........................................         1,464,465                                1,464,465
                                                      -----------                              -----------
Diluted .......................................         1,834,968                                1,834,968
                                                      ===========                              ===========

       The accompanying notes are an integral part of these consolidated pro forma financial statements.

                 FOOTNOTES TO PRO FORMA STATEMENT OF OPERATIONS
                             (dollars in thousands)
                                   (unaudited)

(1) Historical sales, cost of sales and operating expenses of Safe Passage for the twelve month period ended June 30, 2000.
(2) Amortization of goodwill for the twelve month period ended June 30, 2000. Goodwill of $2,115 is being amortized on a straight line basis over a 7 year life. As of the September 14, 2000 Acquisition date, the opening balance sheet goodwill resulting from the Acquisition was approximately $1,803. The decrease in goodwill from the pro forma amount noted above is a result of the operating results of Safe Passage from June 30, 2000 through September 13, 2000.
(3) Reduction of the Registrant's investment and interest income resulting from the use of $1,625 of cash as consideration for the acquisition of Safe Passage, at an annualized interest rate of 6.3%.
(4) Provision for state income taxes relating to the operations of Safe Passage, after recognition that the amortization of goodwill is not deductible for tax reporting purposes. Any federal income tax obligations would be sheltered by the net operating loss carryforwards of the Registrant.
(5) Minority interest, as defined, resulting from the 20% ownership retained by the prior owners of Safe Passage.

                             PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2000
                             (dollars in thousands)
                                   (unaudited)

                                                                      Pro Forma
ASSETS                                               Historical      Adjustments      Pro Forma
                                                     ----------      -----------      ---------
Current assets:
      Cash and cash equivalents ...............       $  4,951       $ (1,571)(1)       $  3,380
      Marketable securities, at market value ..          1,806             --              1,806
      Accounts receivable .....................            465             23(2)             488
      Inventories, net ........................            928             --                928
      Other current assets ....................            251             33(3)             284
                                                      --------       --------           --------
              Total current assets ............          8,401         (1,515)             6,886

Property, plant and equipment, net ............          1,365            176(2)           1,541
                                                      --------       --------           --------

Other assets:
      Goodwill, net ...........................          5,428          2,115(6)           7,543
      Other noncurrent assets .................             17             16(4)              33
                                                      --------       --------           --------
              Total other assets ..............          5,445          2,131              7,576
                                                      --------       --------           --------

                                                      $ 15,211       $    792           $ 16,003
                                                      ========       ========           ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Notes payable and current maturities of
        long-term debt ........................       $    253       $    115(2)             368
      Accounts payable ........................            127             92(2)             219
      Accrued expenses ........................            492            389(7)             881
      Deferred income .........................             --            176(5)             176
      Accrued tax reserves ....................            720             --                720
                                                      --------       --------           --------
Total current liabilities .....................          1,592            772              2,364
                                                      --------       --------           --------

Long-term debt, less current maturities .......          1,672             12(2)           1,684
                                                      --------       --------           --------

Minority interest in Subsidiary's common stock              --           8(8)                  8
                                                      --------       --------           --------

Stockholders' equity ..........................         11,947             --             11,947
                                                      --------       --------           --------

                                                      $ 15,211       $    792           $ 16,003
                                                      ========       ========           ========

        The accompanying notes are an integral part of these consolidated pro forma financial statements.

                      FOOTNOTES TO PRO FORMA BALANCE SHEET
                             (dollars in thousands)
                                   (unaudited)

(1) Use of $1,625 as consideration for the acquisition of Safe Passage, offset by $54 of cash acquired.
(2) Historical assets, liabilities, and debt of Safe Passage as of June 30, 2000, at cost which approximates fair value.
(3) Historical other current assets of Safe Passage as of June 30, 2000, at cost which approximates fair value. Of the total $187 of other current assets of Safe Passage as of June 30, 2000, $37 related to prepaid acquisition costs which were not assumed by Aristotle and $117 related to current deferred tax assets which were fully reserved for by Aristotle at date of Acquisition. If such deferred tax assets are subsequently realized, the benefit will be recognized as an adjustment to goodwill.
(4) Historical other assets of Safe Passage as of June 30, 2000, at cost which approximates fair value. Of the total $114 of other assets of Safe Passage as of June 30, 2000, $38 related to intellectual property which is reflected as a component of goodwill and $60 related to long-term deferred tax assets which were fully reserved for by Aristotle at date of Acquisition. If such deferred tax assets are subsequently realized, the benefit will be recognized as an adjustment to goodwill.
(5) Fair value of Safe Passage deferred revenue as of June 30, 2000, after consideration of the fair value of the associated selling efforts prior to the Acquisition.
(6) Excess of purchase price over the fair market value of assets and liabilities assumed in the acquisition of Safe Passage:

            Purchase price to Seller                                    $ 1,625
            Transaction and other related costs incurred                    318
                                                                        -------
                 Total purchase price                                     1,943

            Fair market value of assets and liabilities assumed             172
                                                                        -------

                 Excess of purchase price over the fair market value
                   of assets and liabilities assumed                    $ 2,115
                                                                        =======

            As of the September 14, 2000 Acquisition date, the opening balance sheet goodwill resulting from the Acquisition was approximately $1,803. The decrease in goodwill from the pro forma amount noted above is a result of the operating results of Safe Passage from June 30, 2000 through September 13, 2000.

(7) Historical accrued expenses of Safe Passage of $71 obtained in the acquisition of Safe Passage and $318 accrued transaction and other related costs incurred in connection with the acquisition of Safe Passage.
(8) Minority interest, as defined, resulting from the 20% ownership retained by the prior owners of Safe Passage.